UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K
________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 12, 2015
Date of Report (Date of earliest event reported)
 ________

NewStar Financial, Inc.
(Exact name of registrant as specified in its charter)
________

Delaware (State or other jurisdiction of incorporation)	001-33211 (Commission File Number)	54-2157878 (IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA 02116
(Address of principal executive offices) (Zip Code)

(617) 848-2500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 12, 2015, NewStar Financial, Inc. (“NewStar” or the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). Only stockholders of record as of the close of business on April 1, 2015 were entitled to vote at the Annual Meeting. As of April 1, 2015, 46,030,093 shares of common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 40,795,377 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum for the meeting.

The following three proposals, each of which are described in detail in NewStar’s definitive proxy statement filed with the Securities and Exchange Common on April 17, 2015 (the “Proxy”) were before the meeting, and received the following votes:

Proposal 1: Election of Eight Directors to Serve until the 2016 Annual Meeting. The following individuals were elected to serve as directors of the Company:

Name of Director Nominees	For	Withheld	Broker Non-Votes
Charles N. Bralver	31,695,084	237,852	8,862,441
Timothy J. Conway	31,667,195	265,741	8,862,441
Bradley E. Cooper	31,524,781	408,155	8,862,441
Brian L.P. Fallon	31,695,084	237,852	8,862,441
Frank R. Noonan	31,695,084	237,852	8,862,441
Maureen P. O’Hara	31,628,128	304,808	8,862,441
Peter A. Schmidt-Fellner	31,667,195	265,741	8,862,441
Richard E. Thornburgh	31,659,272	273,664	8,862,441

Proposal 2: Approval on a Non-Binding, Advisory Basis the Executive Compensation. The stockholders approved, on a non-binding advisory basis, the executive compensation as disclosed in the Proxy.

For	Against	Abstain	Broker Non-Votes
31,688,692	235,947	8,297	8,862,441

Proposal 3: Ratification of the appointment of KPMG LLP as NewStar’s Independent Registered Public Accounting Firm for the 2015 Fiscal Year. The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

For	Against	Abstain	Broker Non-Votes
40,648,609	146,768	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL, INC.

Date:    May 14, 2015    By: /s/ JOHN KIRBY BRAY
John Kirby Bray
Chief Financial Officer